EXHIBIT 23.3

CONSENT OF DUFF & PHELPS, LLC

We hereby consent to the filing of our fairness opinion regarding Atlas Crest as Exhibit 23.3 to this Registration Statement on Form S-4. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Duff & Phelps, LLC

By:	/s/ Mark J. Kwilosz
Title: Managing Director
Chicago, IL

March 8, 2021